Exhibit 15.2

FANGDA PARTNERS

上海 Shanghai·北京 Beijing·深圳 Shenzhen·香港 Hong Kong 广州 Guangzhou

http://www.fangdalaw.com

中国北京市朝阳区光华路1号 北京嘉里中心北楼27层 邮政编码：100020	电子邮件E-mail: 电 话Tel.: 传 真Fax:	email@fangdalaw.com 86-10-5769-5600 86-10-5769-5788

27/F, North Tower, Beijing Kerry Centre
1 Guanghua Road, Chaoyang District
Beijing 100020, PRC

July 27, 2018

Alibaba Group Holding Limited
c/o Alibaba Group Services Limited
26/F Tower One, Times Square
1 Matheson Street, Causeway Bay
Hong Kong

Dear Sirs,

We consent to the references to our firm under “Item 3. Key Information—D. Risk Factors—Risks Related to our Corporate Structure—If the PRC government deems that the contractual arrangements in relation to our variable interest entities do not comply with PRC governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations changes in the future, we could be subject to penalties or be forced to relinquish our interests in those operations, which would materially and adversely affect our business, financial results and the trading price of our ADSs”, “Item 4. Information on the Company—C. Organizational Structure—Contracts that Enable Us to Receive Substantially All of the Economic Benefits from the Variable Interest Entities”, “Item 6. Directors, Senior Management and Employees—B. Compensation—Employment Agreements” and “Item 10. Additional Information—E. Taxation” in Alibaba Group Holding Limited’s Annual Report on Form 20-F for the year ended March 31, 2018 (the “Annual Report”), which is filed with the Securities and Exchange Commission (the “SEC”) on July 27, 2018. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Fangda Partners

Fangda Partners